EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-49534 and 333-52918) on Form S-3 and Registration Statements (No. 333-31064, 333-64986 and 333-55402) on Form S-8 of our reports dated March 25, 2005, relating to the consolidated financial statements and financial statement schedule of j2 Global Communications, Inc. and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of j2 Global Communications, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
March 25, 2005

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